Exhibit 10.01

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made this      day of                     , 200  , by and between MercadoLibre, Inc., a Delaware corporation (the “Company”), and                              (“Indemnitee”).

The Indemnitee is a director or officer of the Company. The Company and Indemnitee desire to set forth the terms by which the Company shall provide indemnification (including advancement of Expenses) against any and all liabilities asserted against Indemnitee in any and all Proceedings to the fullest extent permitted by the Delaware General Corporation Law. For and in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following definitions apply herein:

(a) “Disinterested Directors” shall mean directors who are not, at the time, parties to the Proceeding for which indemnification is sought.

(b) “Expenses” includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, excise taxes assessed on the Indemnitee with respect to any employee benefit plan, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, and any amounts expended in asserting a claim for indemnification.

(c) “Liabilities” includes any judgments, fines, penalties, amounts paid in settlement, or other liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding.

(c) “Interested Directors” shall mean directors who are, at the time, parties to the Proceeding for which indemnification is sought.

(d) “Proceeding” means any threatened, pending, or completed action, suit, proceeding or appeal, whether civil, criminal, administrative, or investigative and whether formal or informal, including proceedings by or in the right of the Company.

2. Continued Service. Nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

3. Indemnification and Advancement. The Company shall indemnify and make advances to Indemnitee as follows:

(a) Except as provided under Section 3(d), the Company shall indemnify Indemnitee in the event that he is or was a party to or is or was threatened to be made a party to, or otherwise involved in, any Proceeding by reason of the fact that he is or was an officer or director of the Company, or is or was serving the Company or any other legal entity (including any employee benefit plan) in any capacity at the request of the Company, against all Liabilities and Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding. Indemnitee shall be eligible for indemnification for claims under this Section 3(a), subject to a determination of such eligibility in accordance with Section 4. Indemnitee shall be indemnified to the fullest extent allowed by Delaware law pursuant to a determination in accordance with Section 4 that (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and (ii) with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe his conduct was unlawful, except to the extent that indemnification otherwise is expressly prohibited by applicable law (including without limitation pursuant to Section 16(b) of the Securities Exchange

Act of 1934, as amended). Service as a director, officer, employee or agent of the Company or any other legal entity, partnership, joint venture, trust, employee benefit plan or other enterprise, controlled, directly or indirectly, by the Company shall be deemed service at the request of the Company. The termination of a Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee acted in such a manner as to make him ineligible for indemnification under this Section. Without limiting the foregoing, the Company shall indemnify Indemnitee against all Expenses incurred by him in connection with a Proceeding to which he is or was a party because he is or was a director or officer of the Company to the extent he prevails on the merits or otherwise.

(b) Any indemnification under Section 3(a) (unless otherwise ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with Section 4) that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 3(a). Such indemnification shall be made within 5 days after the determination (in accordance with Section 4) that indemnification of the Indemnitee is proper.

(c) Except as provided under Section 3(d), unless a determination has been made in accordance with Section 4 that the facts then known to those making the determination would not permit indemnification, Expenses incurred by Indemnitee in defending a Proceeding to which Indemnitee is or was a party or is or was threatened to be made a party by reason of the fact that he is or was an officer or director of the Company or any other legal entity controlled, directly or indirectly, by the Company, or is or was serving the Company or any other legal entity in any capacity at the request of the Company, shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days of the receipt by the Company of a written statement by Indemnitee

(“Undertaking”) requesting advancement of Expenses and averring that Indemnitee (i) in good faith believes that he has met the standard of conduct required for indemnification set forth in Section 3(a), (ii) has reasonably incurred or reasonably expects to incur such Expenses in defending the Proceeding, and (iii) undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise. The Undertaking shall be an unlimited, unsecured general obligation of Indemnitee and shall be accepted by the Company without reference to Indemnitee’s ability to make repayment. Any subsequent requests for advancement of Expenses shall be pursuant to the Undertaking and shall be paid by the Company within 30 days of receipt of such requests.

(d) Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to indemnify Indemnitee with respect to any Liability or to pay or advance Expenses in any Proceeding commenced by Indemnitee against the Company, other than a Proceeding commenced to enforce a claim for indemnification or a claim for advancement of Expenses, unless, prior to the initiation of such Proceeding, the initiation of such Proceeding is approved by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or, if such quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors (in which designation Interested Directors may participate), consisting solely of two or more Disinterested Directors. Notwithstanding the foregoing, the Company shall not be required to advance any expenses to a person against whom the Company directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Company, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

(e) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

(f) The rights to indemnification and advancement of Liabilities and Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute (including without limitation under Section 145 of the Delaware General Corporation Law), articles of incorporation, certificate of incorporation, bylaw, insurance policy, agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while serving as an officer of the Company, or serving the Company or any other legal entity in any capacity at the request of the Company, and shall continue after Indemnitee has ceased to be a director or officer of the Company, or ceased serving the Company or any other legal entity in any capacity at the request of the Company, and whether or not he is serving as a director or officer of the Company, or serving the Company or any other legal entity in any capacity at the request of the Company, at the time any Liability or Expense is incurred, and shall inure to the benefit of his heirs, executors and administrators.

4. Determination of Right to Indemnification.

(a) For purposes of making the determination in a specific case under Sections 3(a) and 3(b) whether indemnification is permissible, the determination shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made.

(b) For the purposes of making the determination under Section 4(a), if a majority of the directors of the Company has changed after the date of the alleged conduct giving rise to such a claim for indemnification, such determination and evaluation shall, at the option of Indemnitee, be made by special legal counsel selected by Indemnitee and subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld.

(c) The special legal counsel may be outside counsel currently or previously retained by the Company, provided that such counsel (i) has not provided legal services to Indemnitee, (ii) does not regularly advise the directors or senior management of the Company with respect to their actions, duties and responsibilities and (iii) has not provided legal services to the Company or Indemnitee with respect to the transaction or matter out of which the Proceeding arose.

(d) The reasonableness of Expenses may be determined in accordance with this Section 4.

5. Notice and Other Indemnification and Advancement Procedures.

(a) Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement with respect thereto may be sought from the Company and Indemnitee wishes to seek such indemnification or advancement, notify the Company of the existence of such Proceeding. The Undertaking identified in Section 3(c) shall constitute such notice. Failure to submit notice to the Company as provided herein shall not prevent Indemnitee from claiming indemnification or advancement under this Agreement, unless such failure impairs the Company’s ability to defend Indemnitee in the Proceeding.

(b) To make a claim for indemnification, Indemnitee shall submit to the Board of Directors a written statement requesting indemnification (the “Indemnification Statement”). If Indemnitee is requesting advances or reimbursement of Expenses in connection with a Proceeding for which indemnification is sought, the Indemnification Statement shall include or be accompanied by the Undertaking required pursuant to Section 3(c). Submission of the Indemnification Statement shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement. A specific determination that Indemnitee is entitled to indemnification shall be made in accordance with the provisions of Section 4 within 60 days after submission of the Indemnification Statement, unless a determination is made in accordance with the provisions of Section 4 that indemnification is not permissible under Section 3(a) (any such matter, an “Excluded Claim”). If a determination in accordance with the provisions of Section 4 has not been made within 60 days after receipt by the Company of the Indemnification Statement, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification, or unless and until a court shall have determined that such liability relates to an Excluded Claim.

(c) If, at the time of the receipt of an Undertaking or Indemnification Statement, the Company has D&O Insurance (as defined in Section 8(a) below) in effect, the Company shall give prompt notice of the commencement of any Proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event the Company shall be obligated to indemnify or pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding upon the delivery to Indemnitee of written notice of its election so to do, with counsel selected by the Company and approved by Indemnitee, which consent shall not be unreasonably withheld. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. Subject to Section 3(e), Indemnitee shall cooperate with all reasonable requests of the Company (at the Company’s expense) in defending or settling a claim. If the Company elects not to assume the defense of a Proceeding for which the Indemnitee is entitled to indemnification hereunder, the Indemnitee shall be entitled to have the reasonable fees and expenses of one law firm reimbursed or paid by the Company.

6. Partial Indemnification and Advancement. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company for some or a portion of the Liabilities or Expenses actually and reasonably incurred by him in connection with a Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify or make advances to the Indemnitee for the portion of such Liabilities and Expenses actually and reasonably incurred by him to which the Indemnitee is entitled.

7. Expenses to Enforce Agreement. In the event that the Indemnitee is a party to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by him.

8. Liability Insurance.

(a) The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company, or to serve the Company or any other legal entity in any capacity at the request of the Company, and thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was a director or officer of the Company, or served the Company or any other legal entity in any capacity at the request of the Company, the Company, subject to Section 8(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b) In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and/or officers.

(c) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

9. Merger, Consolidation or Sale of Assets. In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as he would have with respect to the Company if its separate existence had continued. The Board of Directors of the Company shall use its best efforts to make any sale or transfer of substantially all of the assets of the Company contingent upon the acquiring party or a parent of the acquiring party expressly assuming or guaranteeing the Company’s obligations under this Agreement.

10. Subrogation. In the event of payment under this Agreement or pursuant to Article XI of the Company’s Certificate of Incorporation, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected.

12. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

13. Modification, Survival. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the termination of Indemnitee’s service as a director or officer of the Company or service of the Company or any other legal entity in any capacity at the request of the Company.

14. Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Company and any successors by merger or otherwise by operation of law, and shall be binding upon and inure to the benefit of the heirs, executors and administrators of Indemnitee.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

16. Headings; References; Pronouns. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to Section numbers are to Sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

17. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given and received (i) if delivered by hand, on the date so delivered, or (ii) if sent by overnight courier, on the next business day after being so sent, or (iii) if sent by facsimile, on the day so sent:

(a)	If to the Indemnitee, to:	________________________________________
________________________________________
________________________________________
Attn: ___________________________________
Facsimile number: ________________________

(b)	If to the Company, to:	MercadoLibre, Inc.
________________________________________
________________________________________
________________________________________
Attn: ___________________________________
Facsimile number: ________________________

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first written above.

MERCADOLIBRE, INC.

Attest:		By:
	Secretary	Name:
Title:

INDEMNITEE

[Name]

FORM OF REQUEST FOR INDEMNIFICATION

AND ADVANCEMENT AND UNDERTAKING

I,                             , hereby request that MercadoLibre, Inc. (the “Company”) provide me with indemnification, including advances to cover and reimbursement of my Expenses (as defined in the Indemnification Agreement referred to below) with respect to [DESCRIBE PROCEEDING(S)] and any litigation or other matters related to these investigations or arising from or related to the facts and circumstances that are the subject of the investigations (collectively, the “Proceeding”). In that regard, as required by the terms of that certain Indemnification Agreement, dated as of the      day of                     , 200  , by and between the Company and myself (the “Indemnification Agreement”) and by Delaware General Corporation Law, I hereby aver that

(i) I in good faith believe that I have met the standard of conduct required for indemnification set forth in Section 3(a) of the Indemnification Agreement;

(ii) I have reasonably incurred or reasonably expect to incur the Expenses for which I am seeking advances or reimbursement hereunder in defending the Proceeding; and

(iii) If it shall ultimately be determined that I am not entitled to be indemnified by the Company under the Indemnification Agreement or otherwise, I hereby undertake to repay to the Company any amount advanced or reimbursed to me pursuant to the Indemnification Agreement.

This Request for Indemnification and Advancement and Undertaking is delivered this      day of                     , 200  .

[Name]

Accepted this      day of                     , 200  :

MERCADOLIBRE, INC.

By:
Name:
Title: